EAST TEXAS FINANCIAL SERVICES, INC.
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   1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910 o 903-593-1767
                               o Fax 903-593-1094




                                  NEWS RELEASE

 For verification, contact:         Gerald W. Free, Vice Chairman/President/CEO
                   Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release:  February 2, 2001

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                       EAST TEXAS FINANCIAL SERVICES, INC.

                             DECLARES CASH DIVIDEND

Tyler, Texas, February 2, 2001, - - - East Texas Financial Services, Inc., (OTC Bulletin Board: ETFS.OB), the holding Company for First Federal Savings and Loan Association of Tyler, Texas, today reported that the Company would continue its quarterly cash dividend of $0.05 per share to be paid on February 21, 2001 to stockholders of record as of February 7, 2001. The annualized dividend yield is approximately 2.41% based on the most recent market price of $8.3125.

East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, Texas, which presently operates three full service offices and two loan agencies in the Tyler area and one full service office in Gilmer.

The Company's stock is traded under the symbol "ETFS" on the OTC Electronic Bulletin Board.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           EAST TEXAS FINANCIAL SERVICES, INC.



Date:  February 2, 2001                    By: /S/ Gerald W. Free
                                               ---------------------------------
                                               Gerald W. Free
                                               Vice Chairman, President and CEO